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                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  JULY 11, 1994.
                                                   -------------


                        LYONDELL PETROCHEMICAL COMPANY
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            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          DELAWARE                   1-10145          95-4160558
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(STATE OR OTHER JURISDICTION       (COMMISSION       (IRS EMPLOYER
     OF INCORPORATION)            FILE NUMBER)    IDENTIFICATION NO.)


1221 MCKINNEY STREET, SUITE 1600, HOUSTON, TEXAS          77010
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICERS)               (ZIP CODE)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE      (713) 652-7200
                                                        -------------------


                                NOT APPLICABLE
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         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)
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ITEM 5.  OTHER EVENTS.

RECENT DEVELOPMENTS

General
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      Management is currently considering additional capital projects that could result in a moderate increase in 1994 capital expenditures.

      On May 4, 1994, the Board of Directors declared a quarterly dividend in the amount of $0.225 per share of common stock that was paid on June 15, 1994 to stockholders of record on May 20, 1994.

      The cost of the LCR Refinery upgrade project, based on the detailed engineering completed to date, currently is estimated to be approximately $830 million. In addition, LCR has estimated a 15 percent ($125 million) allowance for contingency costs, which would increase the total project cost estimate to approximately $955 million. In exchange for CITGO's upgrade project contributions and additional cash contributions at the in-service date, CITGO's interest in LCR is expected to increase to approximately 40 percent effective as of the in-service date.

      In the second quarter of 1994, the Refinery processed an average of 140,000 barrels per day of heavy Venezuelan crude oil, with crude oil run in a coking mode limited to 115,000 barrels per day because of coker mechanical problems.

      Effective July 1, 1994, LCR elected to replace its $100 million revolving credit facility with a $70 million revolving credit facility on substantially the same terms. No amounts were outstanding under the previous facility as of June 30, 1994. The new credit facility may be extended at the request of LCR upon consent of the bank group.

Environmental Matters-Audit Committee Report Regarding Alleged Violations of
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Certain Environmental Laws
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     From April 1993 to June 1994, two process waste water streams at the
Channelview Complex were not in compliance with applicable Benzene National Emissions Standard for Hazardous Air Pollutants ("NESHAPS") regulations. In response to an employee's allegations, described further below, regarding this situation, the Board of Directors directed the Audit Committee of the Board (the "Audit Committee"), which is composed of the four directors of the Company who are not affiliated with either the Company or ARCO, to conduct an independent investigation regarding the compliance status of the process waste water streams and the issues raised by the employee's statements. The investigation by the Audit Committee and its independent legal counsel was conducted during the month of June and involved interviews of over 50 Company employees and the review of more than 10,000 document pages. The Audit Committee has issued a report to the Board concerning the results of its investigation.

     The investigation highlighted the following events:

     * As of April 7, 1993 two process waste water streams at the Channelview Complex were not in compliance with applicable Benzene NESHAPS regulations which generally require that process waste water streams
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containing concentrations of
benzene in excess of 10 parts per million be "controlled" -- i.e., treated, recycled, deep well injected or otherwise isolated from the open air;

     * On April 7, 1993 the Company submitted a report to the Texas Natural Resources Conservation Commission (the "TNRCC") that affirmatively and incorrectly indicated that the streams were controlled in accordance with the Benzene NESHAPS regulations. The Company also filed a subsequent report with the TNRCC on April 7, 1994. While the April 1994 report did not repeat the assertion that the streams were controlled in compliance with the Benzene NESHAPS regulations, it also did not specifically state that the streams were out of compliance;

     * After learning that the process waste water streams were not controlled in accordance with the Benzene NESHAPS regulations, Company employees determined that the streams did not create a discernible impact on health or safety and began working on compliance solutions;

     * After the development of compliance solutions was substantially underway, on and after May 20, 1994, a senior employee in the Company's legal department made several written and oral statements to the Company's executive management and the Board with respect to the compliance status of the process waste water streams and the accuracy of the related reports. The employee also made a number of statements regarding alleged conduct by the Company's management with respect to compliance with environmental laws, allegations regarding the commitment of the Company's management to compliance with applicable environmental laws and the general effectiveness of the Company's environmental processes;

     * On May 20, 1994, the Company notified the TNRCC that the two streams were not controlled in accordance with the Benzene NESHAPS regulations, and shortly thereafter the Company also notified the Environmental Protection Agency, which has oversight of the Clean Air Act compliance program supervised by the TNRCC, and the Department of Justice; and

     * After May 20, 1994, efforts to implement a compliance solution for the two process waste water streams were expedited. Compliance was achieved for both streams by June 7, 1994 using an interim solution.

The Company estimates that the capital costs incurred in achieving a permanent compliance solution will be approximately $1,000,000.

     The Audit Committee's report to the Board and the results of the investigation include the following conclusions:

     * Treating the Company's Benzene NESHAPS experience as a test of the Company's environmental commitment, the overall record evidences the Company's willingness to incur substantial cost and inconvenience in order to meet its stated goal of wholehearted compliance with environmental laws;

     * The Company intended all waste water streams to be controlled in compliance with the Benzene NESHAPS regulations, and the omission of the two waste water streams was an oversight due to a series of miscommunications and



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organizational failures and not a deliberate violation;

     * According to the Company's routine monitoring of employees, the fact that the streams were not controlled in accordance with the Benzene NESHAPS regulations did not result in employee exposures above the health and safety standards for benzene exposure set by the Occupational Safety and Health Administration. Furthermore, there is no evidence that the process waste water streams at issue caused exposure of the general public to benzene concentrations which were in excess of levels established by applicable regulations. In fact, both monitoring by Lyondell and an independent third party showed benzene levels far below maximum permissible levels;

     * Once the compliance issue with respect to the two process waste water streams had been clearly defined, the Company's actions were consistent with an intent to find and implement a permanent solution as quickly as it reasonably could. The problem was neither ignored nor covered up;

     * There is no evidence that anyone was aware that the April 1993 report was incorrect as filed. Although certain lower and middle management employees became aware that the process waste water streams were not controlled just prior to the submission of the April 1994 report, that fact was not understood by the officer signing the April 1994 report; and

     * There is no basis to support a generalized allegation that the Company's senior management knowingly conceals or tolerates environmental compliance problems.


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In connection with its report to the Board, the Audit Committee has recommended that the Company's senior management address certain organizational and managerial issues to ensure that there is no recurrence of the kinds of oversights that occurred in connection with the Benzene NESHAPS situation.

     On June 6, 1994, the Company received a Notice of Violation from TNRCC regarding the two uncontrolled process waste water streams. In an initial enforcement conference the TNRCC has indicated that it intends to proceed with an administrative enforcement action, and the Company expects that the TNRCC will impose an administrative fine. Noncompliance with the Benzene NESHAPS regulations and the related reporting requirements can result in civil penalties and, under certain circumstances, substantial civil and, potentially, criminal penalties. However, the Company does not believe that any of the matters described above are likely to subject the Company to criminal liability or will have a material adverse effect on the Company's business or financial condition.

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                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 8, 1994               LYONDELL PETROCHEMICAL COMPANY


                                    By: /s/ Joseph M. Putz
                                        -----------------------------
                                        Joseph M. Putz
                                        Vice President and Controller